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                                                                     EXHIBIT 5.1

                                 AMENDMENT NO. 1

                                       TO

            SERIES A AND SERIES A-1 PREFERRED STOCK AND COMMON STOCK
                           WARRANT PURCHASE AGREEMENT


          This Amendment No. 1 (this "Amendment") to that certain Series A and Series A-1 Preferred Stock and Common Stock Warrant Purchase Agreement (the "Purchase Agreement"), dated as of July 2, 2002 by and among 24/7 Real Media, Inc., a Delaware corporation (the "Company") and the parties listed on the Schedule of Purchasers attached as EXHIBIT A to the Purchase Agreement (each, a "Purchaser" and collectively, the "Purchasers") is made as of August 7, 2002 by and among the Company and the Purchasers. Capitalized terms used by not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

          WHEREAS, Sunra Capital Holdings Limited ("Sunra") has agreed to purchase an additional 300,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Stock") at the Additional Closing; and

          WHEREAS, the Company and the Purchasers wish to amend certain provisions of the Purchase Agreement to reflect the foregoing.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1. Section 1.6 of the Purchase Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following in substitution therefor:

          "In the event that, at any time from and after the Closing and prior to the date that is five (5) business days prior to the scheduled date of the Stockholder Meeting, the Company shall receive written notice from one or more of the Purchasers (the "ADDITIONAL CLOSING PURCHASERS") stating each such Additional Closing Purchaser's intention to purchase shares of Series A Stock in the Additional Closing (as defined below), including the number of shares of Series A Stock to be so purchased by each Additional Closing Purchaser (which number of shares shall not be less than an aggregate of $500,000 divided by the Purchase Price Per Share, or greater than an aggregate of $3 million divided by the Purchase Price Per Share) (the "ADDITIONAL CLOSING NOTICE"), then, subject to the terms and conditions of this Agreement including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 4.1, 4.3, 5.1 and 5.3 below, each Additional Closing Purchaser severally agrees to purchase from the Company at the Additional Closing, and the Company agrees to issue and sell to each Additional Closing Purchaser at the Additional Closing, the number of shares of Series A Stock listed in the Additional Closing Notice for purchase by such Additional Closing Purchasers (the "ADDITIONAL CLOSING SHARES")."

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          2.   Section 4.1(m) of the Purchase Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following in substitution therefor:

          "RESERVATION OF COMMON STOCK. The Company shall have reserved out of its authorized and unissued Common Stock: (a) with respect to the Closing, solely for the purpose of effecting the conversion of the Series A Purchased Shares and of the Series A-1 Conversion Stock into Common Stock, and the exercise of the Closing Warrants and the Contingent Warrants for Common Stock, at least 27,783,541 shares of Common Stock, and (b) with respect to the Additional Closing, solely for the purpose of effecting the conversion of the Additional Closing Shares into Common Stock and the exercise of the Additional Warrants for Common Stock, at least 16,070,124 shares of Common Stock."

          3.   The representations and warranties of the Company contained in
Section 2 are hereby deemed modified to the extent necessary to reflect the transactions specifically contemplated by this Amendment.

          4. EXHIBIT A to the Purchase Agreement is hereby deleted and replaced in its entirety with EXHIBIT A attached hereto.

          5. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Amendment, including, without limitation, an amendment to the Certificate of Designation of Series A Stock and/or the Certificate of Incorporation of the Company.

          6. This Amendment shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

          7. This Amendment may be executed may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Amendment may be executed by facsimile signatures.

          8. The Purchase Agreement, as amended or modified hereby, is in full force and effect as of the date hereof.

                     [END OF TEXT. SIGNATURE PAGE FOLLOWS.]

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          IN WITNESS WHEREOF, the parties hereto have executed this
Amendment No. 1 as of the date first above written.


                                      THE COMPANY:

                                      24/7 REAL MEDIA, INC.


                                      By:  /s/ David J. Moore
                                           ---------------------------------
                                           Name: David J. Moore
                                           Title: Chief Executive Officer

                                      PURCHASERS:

                                      SUNRA CAPITAL HOLDINGS LIMITED


                                      By:  /s/ Joseph Waechter
                                           ------------------
                                           Name: Joseph Waechter
                                           Title: President



          24/7 Real Media, Inc. - Signature Page to Amendment No. 1 to
                            Series A and Series A-1
           Preferred Stock and Common Stock Warrant Purchase Agreement

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                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

----------------------------------------------------------------------------------------------------------------------------------
                                                                 CLOSING                                  ADDITIONAL CLOSING
----------------------------------------------------------------------------------------------------------------------------------
PURCHASERS AND ADDRESS                             NO. OF                   NO. OF
                                                   SERIES A               SERIES A-1     NO. OF                         NO. OF
                                                   CLOSING                 CLOSING     CONTINGENT      NO. OF         ADDITIONAL
                                      SERIES A     WARRANT    SERIES A-1   WARRANT       WARRANT      ADDITIONAL   CLOSING WARRANT
                                       SHARES       SHARES      SHARES     SHARES        SHARES     CLOSING SHARES     SHARES
----------------------------------------------------------------------------------------------------------------------------------
SUNRA CAPITAL HOLDINGS LIMITED        160,000      779,158      340,000   1,655,710    1,000,000       300,000          1,460,920
465 California Street, Suite 630
San Francisco CA 94104
Attention: Joseph Waechter
Tel:  (415) 315-2025
Fax: (415) 391-3345

A copy of any notice to Sunra
 shall be given to:

Fenwick & West LLP
Two Palo Alto Square
Palo Alto, CA 94036
Attention: David Michaels
Tel:(415) 875-2455
Fax:(415) 281-1350
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